Exhibit 99.1

Alarm.com Reports First Quarter 2017 Results

-- SaaS and license revenue of $50.2 million for the first quarter, a 26% increase year-over-year --
-- Total revenue of $74.2 million for the first quarter, a 26% increase year-over-year --
-- GAAP net income of $4.0 million for the first quarter as compared to $2.7 million for the first quarter of 2016 --
-- Non-GAAP adjusted EBITDA of $14.1 million for the first quarter as compared to $10.8 million for the first quarter of 2016 --

TYSONS, VA., May 9, 2017-- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its first quarter ended March 31, 2017. Alarm.com also provided its financial outlook for 2017 second quarter SaaS and license revenue and increased its guidance for the full year 2017.

“We’re off to a solid start in 2017 with continued growth in SaaS and license revenue and increased profitability,” said Steve Trundle, President and CEO of Alarm.com. “Our service provider partners continue to lead the security industry’s transformation from traditional service to higher value interactive solutions, and we announced new product initiatives to help them deliver a best-in-class experience to their customers.”

First Quarter 2017 Financial Results

•
SaaS and license revenue increased 26% to $50.2 million for the first quarter of 2017 compared to $40.0 million for the first quarter of 2016. First quarter 2017 financials include the partial quarter results from the Connect & Piper business units following the closing of the acquisition on March 8, 2017.

•	Total revenue increased 26% to $74.2 million for the first quarter of 2017 compared to $59.0 million for the first quarter of 2016.

•	GAAP net income was $4.0 million, or $0.08 per diluted share for the first quarter of 2017 compared to $2.7 million or $0.06 per diluted share for the first quarter of 2016.

•	Non-GAAP adjusted EBITDA increased to $14.1 million, up 30% year over year from $10.8 million for the first quarter of 2016.

•	Non-GAAP adjusted net income increased to $11.0 million, or $0.23 per diluted share for the first quarter of 2017 compared to $6.1 million or $0.13 per diluted share for the first quarter of 2016.

Balance Sheet and Cash Flow

•	Total cash and cash equivalents was $63.2 million as of March 31, 2017 compared to $140.6 million as of December 31, 2016.

•	For the quarter ended March 31, 2017, cash flows from operations increased to $13 million from $7.3 million for the quarter ended March 31, 2016.

•	In the quarter ended March 31, 2017, cash in the amount of $87.5 million, and debt of $67 million were used to fund the acquisitions of Connect, Piper and ObjectVideo.

•	Bank debt at the end of the quarter ended March 31, 2017 was $73.7 million, which includes $67 million drawn in the first quarter of 2017 for the acquisitions.

Business Highlights

•
Closed Acquisition of Connect and Piper Business Units: After closing the acquisition on March 8, 2017, Alarm.com has begun to integrate operations and personnel with a focus on consistent service for existing customers and subscribers.

•
Expanding Ecosystem of Connected Devices: Alarm.com announced the integration of new connected devices to further expand its breadth of solutions and hardware options. The new devices include a Slim Line Edition video doorbell from SkyBell Technologies, the introduction of audio control with Legrand, and new irrigation management capabilities with Rachio and Rain Bird.

•
Updated Mobile App for Service Provider Partners: MobileTech, Alarm.com’s installation and support app for technicians, includes new features to help ensure accurate and reliable installations and rapid troubleshooting. The new design is optimized to surface commands based on the device being installed for simpler navigation and feature access. New capabilities include account setup and device enrollment features, full access to security panel settings, and a comprehensive system diagnostics capability that identifies potential trouble conditions so they can be proactively addressed during the installation process.

•
Enhanced Mobile Experience for Subscribers: Updates to the Alarm.com subscriber app create a more engaging user experience with enhanced video controls, new design elements, and new account control options. Updates for commercial subscribers provide access to business reporting through the mobile app and include location status and open and close time reports.

Financial Outlook

Alarm.com is providing its outlook for 2017 second quarter SaaS and license revenue and increasing its guidance for the full year.

For the second quarter of 2017:

•	SaaS and license revenue is expected to be in the range of $57.8 million to $58 million.

For the full year 2017:

•	SaaS and license revenue is now expected to be in the range of $231.7 million to $232.7 million.

•	Total revenue is now expected to be in the range of $322.7 million to $325.7 million, which includes anticipated hardware and other revenue for the year in the range of $91 million to $93 million.

•	Adjusted EBITDA is now expected to be in the range of $65.5 million to $66.5 million.

•	Non-GAAP adjusted net income is now expected to be in the range of $36.5 million to $37.5 million.

•	Based on an expected 49.4 million weighted average shares outstanding (diluted), non-GAAP adjusted net income is now expected to be in the range of $0.74 to $0.76 per diluted share.

Conference Call and Webcast Information

Alarm.com’s first quarter results conference call and webcast is scheduled to begin at 5:00 p.m. ET on May 9, 2017. To participate on the live call, analysts and investors should dial 877.445.1593 (U.S./Canada) or 267.753.2138 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through May 16, 2017 by dialing 855.859.2056 (U.S./Canada) or 404-537-3406 (International) and providing Conference ID: 4018365. Alarm.com will also offer a live and archived webcast of the conference call accessible via Alarm.com’s Investor Relations website at http://investors.alarm.com/.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of people use Alarm.com's technology to monitor and control their property from anywhere. Centered on security and remote monitoring, our platform addresses a wide range of market needs and enables application-based control for a growing variety of Internet of Things (IoT) devices. Our security, video monitoring, intelligent automation and energy management solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted net income and non-GAAP adjusted net income per share. We have included non-GAAP measures in this press release because they are key measures used by our management to understand and evaluate our core operating performance and trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and investments in initiatives that are focused on cultivating new markets for our solutions. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures which are included in this press release.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA  and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense and acquisition-related expense can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results. The litigation expense we exclude from this calculation relates to non-ordinary course litigation expenses, including those expenses resulting from ongoing intellectual property litigation. Notably, we do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

We exclude one or more of the following items from non-GAAP financial measures:

Stock-based compensation: We exclude stock-based compensation expense, which relates to equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs incurred in litigation and litigation-related matters of non-ordinary course lawsuits, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements. Included in the litigation expense is $0.1 million of expense we incurred in the first quarter of 2016 prior to adjusting this measure for a non-ordinary course lawsuit.

Acquisition-related expense: Included in operating expense are external incremental costs directly related to completing the acquisition and integration of the Connect and Piper business units from Icontrol Networks, Inc. We exclude acquisition-related expense from our non-GAAP financial measures because we believe it is useful for investors to understand the effects of these transaction and integration costs on our total operating expenses.

Amortization: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debit facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share - basic and diluted, we do not exclude interest expense.

Other income, net: We exclude other income, net because we do not consider it part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s future financial performance for the second quarter and full-year 2017, the Company’s ability to continue to expand its platform to benefit its service providers and to deliver enhanced customer experiences, the Company’s ability to grow its research and development capacity and increase its participation in the Internet of Things (IoT) secular trend, the Company’s ability to accelerate the development of intelligent, data-driven smart home and business services and video services and video analytics applications, and the Company’s ability to help service providers create and maintain high-value accounts . The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the integration of the Connect and Piper business units into the Company (the Acquisition) could subject the Company to significant additional liabilities for which it may not be indemnified, the Acquisition may cause disruption in the Company's business or in the Connect and Piper business units, the Company may experience difficulties in realizing the expected benefits of the Acquisition, the Company's actual post-Acquisition operating results may differ significantly from any guidance provided, the Company’s ability to retain service providers and subscribers and grow sales, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service providers, customers and employees, consumer demand for interactive security and home automation services, the reliability of the Company’s network operations centers, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the reliability of the Company’s hardware and wireless network suppliers, future financial prospects, as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2017 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
Jonathan Schaffer
The Blueshirt Group
ir@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue:
SaaS and license revenue	$50,226	$40,012
Hardware and other revenue	23,968	19,031
Total revenue	74,194	59,043
Cost of revenue:
Cost of SaaS and license revenue	8,092	6,781
Cost of hardware and other revenue	18,543	14,335
Total cost of revenue	26,635	21,116
Operating expenses:
Sales and marketing	10,314	8,976
General and administrative	15,375	13,129
Research and development	14,521	9,970
Amortization and depreciation	2,864	1,591
Total operating expenses	43,074	33,666
Operating income	4,485	4,261
Interest expense	(216)	(41)
Other income, net	237	111
Income before income taxes	4,506	4,331
Provision for income taxes	543	1,593
Net income	3,963	2,738
Income allocated to participating securities	(2)	(5)
Net income attributable to common stockholders	$3,961	$2,733

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.09	$0.06
Diluted	$0.08	$0.06
Weighted average common shares outstanding:
Basic	46,225,473	45,526,058
Diluted	48,758,774	47,303,896

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$63,150	$140,634
Accounts receivable, net	38,889	29,810
Inventory	7,289	10,543
Other current assets	9,931	9,197
Total current assets	119,259	190,184
Property and equipment, net	20,788	20,180
Intangible assets, net	104,664	4,568
Goodwill	64,102	24,723
Deferred tax assets	22,036	16,752
Other assets	4,791	4,838
Total Assets	$335,640	$261,245
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$31,829	$28,300
Accrued compensation	6,230	8,814
Deferred revenue	2,944	2,585
Total current liabilities	41,003	39,699
Deferred revenue	10,039	10,040
Long-term debt	73,700	6,700
Other liabilities	12,491	13,557
Total Liabilities	137,233	69,996
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2017 and December 31, 2016.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 46,310,450 and 46,172,318 shares issued; and 46,283,227 and 46,142,483 shares outstanding as of March 31, 2017 and December 31, 2016.	463	461
Additional paid-in capital	311,909	308,697
Accumulated deficit	(113,965)	(117,909)
Total Stockholders’ Equity	198,407	191,249
Total Liabilities and Stockholders’ Equity	$335,640	$261,245

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
Cash flows from operating activities:	2017	2016
Net income	$3,963	$2,738
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	128	155
Reserve for product returns	554	473
Amortization for patents and tooling	247	134
Amortization and depreciation	2,864	1,591
Amortization of debt issuance costs	23	26
Deferred income taxes	(1,123)	113
Change in fair value of contingent liability	—	(60)
Undistributed (gains) / losses from equity investees	(5)	12
Stock-based compensation	1,313	852
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	1,580	(2,812)
Inventory	3,553	(1,109)
Other assets	668	199
Accounts payable, accrued expenses and other current liabilities	483	3,661
Deferred revenue	(213)	237
Other liabilities	(1,066)	1,076
Cash flows from operating activities	12,969	7,286
Cash flows used in investing activities:
Business acquisitions, net of cash acquired	(154,289)	—
Additions to property and equipment	(2,637)	(2,538)
Issuances of notes receivable	(1,000)	(73)
Repayments of notes receivable	—	2,441
Cash flows used in investing activities	(157,926)	(170)
Cash flows from financing activities:
Proceeds from credit facility	67,000	—
Issuances of common stock from equity-based plans	473	371
Cash flows from financing activities	67,473	371
Net (decrease) / increase in cash and cash equivalents	(77,484)	7,487
Cash and cash equivalents at beginning of the period	140,634	128,358
Cash and cash equivalents at end of the period	$63,150	$135,845

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Adjusted EBITDA
Net income	$3,963	$2,738
Adjustments:
Less: Interest expense and other income, net	(21)	(70)
Provision for income tax	543	1,593
Amortization and depreciation	2,864	1,591
Stock-based compensation expense	1,313	852
Acquisition-related expense	3,648	570
Litigation expense	1,793	3,549
Total adjustments	10,140	8,085
Adjusted EBITDA	$14,103	$10,823

Adjusted net income:
Net income, as reported	$3,963	$2,738
Adjustments:
Less: Other income, net	(237)	(111)
Amortization	1,493	498
Stock-based compensation expense	1,313	852
Acquisition-related expense	3,648	570
Litigation expense	1,793	3,549
Income tax [2]	(969)	(1,972)
Non-GAAP adjusted net income	$11,004	$6,124

2 Income tax for the adjustments for other income, net, amortization expense, stock-based compensation expense, acquisition-related expense and litigation expense are calculated at the effective tax rate, 12.1% and 36.8% for the three months ended March 31, 2017 and 2016.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$3,961	$2,733
Adjustments:
Less: Other income, net	(237)	(111)
Amortization	1,493	498
Stock-based compensation expense	1,313	852
Acquisition-related expense	3,648	570
Litigation expense	1,793	3,549
Income tax [2]	(969)	(1,972)
Non-GAAP adjusted net income attributable to common stockholders	$11,002	$6,119

Adjusted net income per share:
Net income per share - basic, as reported	$0.09	$0.06
Adjustments:
Less: Other income, net	(0.01)	—
Amortization	0.03	0.01
Stock-based compensation expense	0.03	0.02
Acquisition-related expense	0.08	0.01
Litigation expense	0.04	0.08
Income tax [2]	(0.02)	(0.04)
Non-GAAP adjusted net income per share - basic	$0.24	$0.14

Non-GAAP adjusted net income per share - diluted	$0.23	$0.13

Weighted average common shares outstanding:
Basic, as reported	46,225,473	45,526,058

Diluted, as reported	48,758,774	47,303,896

2 Income tax for the adjustments for other income, net, amortization expense, stock-based compensation expense, acquisition-related expense and litigation expense are calculated at the effective tax rate, 12.1% and 36.8% for the three months ended March 31, 2017 and 2016.